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       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           ----------------------


                        FORM 8-K/A

                          CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange
                           Act of 1934


    Date of Report (Date of earliest event reported):  April 1, 1998


                         Amendment No. 3


             IMC GLOBAL INC.
               (Exact name of registrant as specified in charter)



          Delaware                      1-9759               36-3492467
(State or other jurisdiction of  (Commission File No.)   (I.R.S. Employer
 incorporation or organization)                           Identification No.)



                 2100 Sanders Road                   60062
               Northbrook, Illinois                 (Zip Code)
      (Address of principal executive offices)




  Registrant's telephone number, including area code:  (847) 272-9200





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Item 2.   Acquisition or Disposition of Assets.

On April 1, 1998 IMC Global Inc. (IMC) acquired (i) Harris Chemical Group, Inc. (HCG) pursuant to an Agreement and Plan of Merger dated as of December 11, 1997 by and among IMC and IMC Merger Sub Inc. (Merger Agreement) and (ii) all of the outstanding shares of capital stock of Harris Chemical Australia Pty Ltd. (Penrice or HCA, and together with HCG, Harris) pursuant to a Sale and Purchase Agreement, Penrice Group of Companies dated as of December 11, 1997 among Prudential Asset Management Asia Limited, DGHA Persons and Trust, Search Investment NV, Marsupial L.L.C., Marsupial - II L.L.C., Soda Ash (L) BHD, Manager Shareholders named therein, HCA and IMC (Penrice Agreement and together with the Merger Agreement, Acquisition Agreements) (collectively, Harris Acquisition).

As contemplated by the Merger Agreement, IMC Merger Sub Inc., a wholly-owned subsidiary of IMC, was merged with and into HCG with HCG being the surviving corporation and continuing as a wholly-owned subsidiary of IMC under the name IMC Inorganic Chemicals Inc. Under the Penrice Agreement, IMC acquired, directly or indirectly, all outstanding capital stock of HCA which will continue under the name Penrice Holding.

Pursuant to the Acquisition Agreements, IMC acquired Harris for an aggregate purchase price of $450 million in cash and the assumption of approximately $950 million of Harris debt. IMC funded the cash portion of the Harris Acquisition through its borrowing capabilities.

Harris is a producer and marketer of inorganic chemical and extractive mineral products with primary manufacturing sites in North America, Europe and Australia. IMC intends to continue to put the Harris assets it is acquiring to the same use. Its principal products are salt, sodium-based chemicals, including soda ash and sodium bicarbonate, sulfate of potash, boron chemicals and other inorganic chemicals. Harris projects 1998 annual sales to be approximately $850 million.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

Set forth in this Current Report on Form 8-K/A are Unaudited
Pro Forma Condensed Consolidated Financial Statements for IMC
Global Inc. for the nine months ended September 30, 1998.


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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1998 has been prepared from the historical financial statements of IMC and Harris.

The unaudited pro forma condensed financial information gives effect to the Harris Acquisition as a purchase transaction in accordance with Accounting Principles Board Opinion No. 16 (APB No. 16). The Unaudited Pro Forma Condensed Consolidated Statement of Operations presented herein has been prepared as if the Harris Acquisition occurred on January 1, 1998. The Condensed Consolidated Balance Sheet included in the IMC quarterly report on Form 10-Q for the period ended September 30, 1998, reflects the Harris Acquisition. Accordingly, no unaudited pro forma condensed consolidated balance sheet is presented herein.

The following unaudited pro forma condensed consolidated financial information does not include pro forma financial information for certain acquisition transactions consummated by IMC or Harris that individually, or in the aggregate, are not material in relation to IMC's or Harris' respective consolidated results of operations. Certain amounts in the historical financial statements of IMC and Harris have been reclassified for the pro forma consolidated presentation.

The unaudited pro forma condensed consolidated financial information includes estimates and information currently available and is subject to change based upon final purchase accounting for the Harris Acquisition. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results which actually would have been attained if the Harris Acquisition had been consummated on the date indicated above.

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                               IMC Global Inc.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                For the nine months ended September 30, 1998
                   (In millions, except per share amounts)

                                                Harris
                      Historical  Historical  Acquisition     ProForma
                         IMC(a)          Harris    Adjustments(b)  Consolidated
                      ----------  ----------  ------------  ------------

Net sales              $1,989.4     $231.7     $ (4.5)(c)      $2,216.6

Cost of goods sold      1,442.9      164.8        1.3(c)(d)      1,609.0
                       --------     ------     ------         --------
Gross margins             546.5       66.9       (5.8)           607.6

Selling, general and
 administrative
 expenses                 129.3       20.8        -              150.1
Exploration expenses       19.5        -          -               19.5
                       --------     ------     ------         --------
Operating earnings        397.7       46.1       (5.8)           438.0

Interest expense          127.7       28.4        5.8(e)          161.9
Other (income) and
 expense, net              (7.7)       1.7        -               (6.0)
                       --------     ------     ------         --------
Earnings from continuing
 operations before
 minority interest        277.7       16.0      (11.6)           282.1
Minority interest          30.4        0.9       (0.9)(f)          30.4
                       --------     ------     ------         --------
Earnings from continuing
 operations before taxes  247.3       15.1      (10.7)           251.7
Provision for income
 taxes                     87.0        0.9       (3.3)(g)          84.6
                       --------     ------     ------         --------
Earnings from continuing
 operations before
 extraordinary item    $  160.3     $ 14.2     $ (7.4)        $  167.1
Discontinued
 operations:
  Earnings from
   discontinued
   operations, net of
   income taxes            12.5        -          -               12.5
                       --------     ------     ------         --------
  Earnings before
   extraordinary item  $  172.8     $ 14.2     $ (7.4)        $  179.6
                       ========     ======     ======         ========
Earnings per share
 before extraordinary
 item - diluted       $    1.50                               $   1.56
Weighted average
 number of shares
 and equivalent shares
 outstanding - diluted    114.9                                  114.9

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial statement.

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                             IMC Global Inc.
     Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
              For the nine months ended September 30, 1998
                              (In millions)


(a)	Reflects the restatement to report separately the operating
results of IMC AgriBusiness as discontinued operations.

(b)	As a result of the Harris Acquisition, IMC expects to achieve cost savings through the consolidation and elimination of certain duplicative functions, through operational and logistical efficiencies along with interest savings associated with certain debt restructurings. No adjustment has been included in the Unaudited Pro Forma Condensed Consolidated Statement of Operations for these anticipated cost savings.

(c)	Reflects the elimination of intercompany sales and cost of goods sold of approximately $4 between IMC and Harris. The impact of the related gross margin on inventories purchased by Harris from IMC was not significant.

(d)	Reflects: (i) amortization of approximately $2 of estimated
goodwill over 40 years; and (ii) additional depreciation and depletion of approximately $4 resulting from the step-up of book value to fair value of property, plant and equipment.

(e)	Reflects: (i) incremental interest expense of approximately $8 incurred as a result of additional borrowings used to fund the Harris Acquisition; (ii) interest savings of approximately $1 as a result of IMC's refinancing certain of Harris' revolver borrowings; and (iii) the elimination of Harris' historical deferred debt fee amortization of approximately $1.

(f)	Reflects the elimination of a Harris preferred dividend due to the cancellation of Harris preferred stock as a result of the Harris
Acquisition.

(g)	Reflects the tax effect of Harris Acquisition adjustments,
excluding goodwill amortization, at an effective tax rate of 38 percent.



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                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

	                                 IMC Global Inc.

                                            /s/  J. Bradford James
                                      ---------------------------------
                                      J. Bradford James
                                      Senior Vice President and
                                      Chief Financial Officer

Date:   January 7, 1999